UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2017 (February 13, 2017)

EAGLE BANCORP MONTANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34682	27-1449820
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Prospect Avenue, Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2017, Eagle Bancorp Montana, Inc. (the “Company”) completed the issuance, through a private placement, of $10.0 million aggregate principal amount of 5.75% fixed senior unsecured notes due February 15, 2022 (the “Notes”).

The Company estimates that the net cash proceeds from the sale of the Notes will be approximately $9.8 million. The Company intends to use the net proceeds from the offering for general corporate purposes, including but not limited to, contribution of capital to the Company’s wholly-owned bank subsidiary, Opportunity Bank of Montana, to support both organic growth as well as opportunistic acquisitions, should appropriate opportunities arise.

The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D thereunder.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference in this Item 2.03.

The Notes were issued pursuant to a Purchase Agreement, dated as of February 13, 2017, between the Company and the purchasers identified therein. The Notes bear a fixed interest rate of 5.75% per annum from and including February 13, 2017 to but excluding February 15, 2022 and are payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2017. The Notes are not subject to redemption at the option of the Company. Principal and interest on the Notes are subject to acceleration only in limited circumstances.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Notes and the Purchase Agreements, the forms of which are filed as Exhibits 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 13, 2017, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Exhibit 99.1 shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 5.75% Senior Note due 2022
10.1	Form of Purchase Agreement, dated February 13, 2017
99.1	Press Release, dated February 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: February 13, 2017	By:	/s/ Pete Johnson
Pete Johnson
President & Chief Executive Officer